UNITED STATES
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Duff & Phelps Utility and Corporate Bond Trust Inc.
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SEC 1913 (01-07)

THREE DUFF & PHELPS FUNDS CREATE UNIFIED BOARD STRUCTURE

ONE FUND STILL SEEKING VOTES TO APPROVE

AMENDMENTS TO FUNDAMENTAL INVESTMENT RESTRICTIONS

CHICAGO, May 8, 2009 – DNP Select Income Fund Inc. (NYSE:DNP), DTF Tax-Free Income Inc. (NYSE:DTF) and Duff & Phelps Utility and Corporate Bond Trust Inc. (NYSE:DUC), the three closed-end funds advised by Duff & Phelps Investment Management Co., today announced the streamlining of their governance structure following the election of directors at the funds’ annual shareholder meetings held on May 6 and 7, 2009.

At the annual meetings, the shareholders of all three funds reelected as independent directors Francis E. Jeffries, Nancy Lampton, Eileen A. Moran and David J. Vitale. In addition, the board of directors of DNP elected Philip R. McLoughlin and Geraldine M. McNamara as additional independent directors, and the boards of directors of DTF and DUC elected Stewart E. Conner, Connie K. Duckworth and Robert J. Genetski as additional independent directors. As a result of these appointments, the board of directors of each of the three funds now consists of the same twelve individuals, eleven of whom are independent directors.

Nathan I. Partain, President and Chief Executive Officer of the funds, commented: “This consolidation of board membership will enable the three boards and their standing committees to hold joint meetings and is part of our ongoing efforts to enhance the efficiency of the boards’ oversight function and achieve economies of scale across the funds. Because of this consolidation, directors will now receive a single set of fees for their service on all three boards, which will result in a reduced director compensation expenditure for the funds in the aggregate.”

DUC also announced the adjournment of its annual shareholder meeting to June 2, 2009, in order to allow additional time to solicit the votes of common shareholders to approve the proposed amendments to the fund’s fundamental investment restrictions.

Mr. Partain noted: “Approval of these amendments by our shareholders is an essential step for DUC to be able to replace its outstanding auction market preferred shares (AMPS) with debt leverage. Even if we receive the exemptive relief that we have requested from the SEC, we cannot refinance the remainder of DUC’s outstanding AMPS unless our shareholders approve these amendments to allow the fund to borrow money and issue senior securities to the full extent permitted by the Investment Company Act of 1940 and related SEC rules, interpretations and modifications. I urge all shareholders who have not yet voted to read the description of these amendments in our proxy statement and cast their votes.”

DNP Select Income Fund Inc. is a closed-end diversified investment management company whose primary investment objectives are current income and long-term growth of income. The fund seeks to achieve these objectives by investing primarily in a diversified portfolio of equity and fixed income securities of companies in the public utilities industry. For more information, visit www.dnpselectincome.com or call (800) 864-0629.

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THREE DUFF & PHELPS FUNDS CREATE UNIFIED BOARD STRUCTURE - 2

DTF Tax-Free Income Inc. is a closed-end diversified investment company whose investment objective is current income exempt from regular federal income tax consistent with preservation of capital. The fund seeks to achieve its investment objective by investing in a diversified portfolio of investment-grade tax-exempt obligations. For more information, visit www.dpimc.com or call (800) 864-0629.

Duff & Phelps Utility and Corporate Bond Trust Inc. is a closed-end diversified investment management company whose primary investment objective is high current income consistent with investing in securities of investment grade quality. The fund seeks to achieve its objectives by investing substantially all of its assets in a diversified portfolio of utility income securities, corporate income securities, mortgage-backed securities and asset-backed securities. For more information, visit www.dpimc.com or call (800) 864-0629.

Duff & Phelps Investment Management Co. has more than 28 years of experience managing investment portfolios, including institutional separate accounts and open- and closed-end funds investing in utilities, infrastructure and real estate investment trusts (REITs). For more information, visit www.dpimc.com.

Duff & Phelps Investment Management Co. is a subsidiary of Virtus Investment Partners, an asset management company with $22.6 billion under management (as of December 31, 2008). Virtus provides investment management products and services to individuals and institutions through a multi-manager asset management business, comprising a number of individual affiliated managers, each with a distinct investment style, autonomous investment process and individual brand. Additional information can be found at www.virtus.com.

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Contacts:	DNP Select Income Fund Inc.

Joseph C. Curry, Jr.

Dianna P. Wengler

Timothy P. Riordan

(888) 878-7845

DTF Tax Free Income Inc.

Duff & Phelps Utility and Corporate Bond Trust Inc.

(800) 338-8214

Virtus Investment Partners

Joe Fazzino

(860) 263-4725